UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017 (December 14, 2017)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(202) 524-6851
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of Global Medical REIT Inc., a Maryland corporation (the “Company”), held on December 14, 2017, the Board approved and adopted effective as of such date the Second Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), amending Section 7 of Article II to provide for majority voting in uncontested elections of directors.

A director nominee may now be elected only upon the affirmative vote of a majority of the total votes cast, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election in order for the director to be elected. Votes cast do not include abstentions or shares as to which a stockholder gives no authority or discretion, including “broker non-votes.” Prior to the adoption of the Amended and Restated Bylaws, members of the Board were elected by a plurality of votes cast, whether or not the election was contested. The Amended and Restated Bylaws will retain plurality voting for contested director elections.

Pursuant to the Company’s Corporate Governance Guidelines, which were also amended to include a director resignation provision, incumbent directors who fail to receive a majority of the votes cast are required to promptly tender a letter of resignation to the Board, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether any other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 90 days from the date of the certification of the election results, and the Company will report such decision in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

The foregoing descriptions of the Amended and Restated Bylaws and the amended Corporate Governance Guidelines do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, attached hereto as Exhibit 3.2(i) and incorporated by reference herein, and the full text of the Company’s amended Corporate Governance Guidelines, which are posted in the Investor Relations section of the Company’s website at www.globalmedicalreit.com.

Item 8.01	Other Events.

On December 15, 2017, the Company announced the declaration of:

•	a cash dividend for the fourth quarter of 2017 of $0.20 per share of common stock to stockholders of record as of December 26, 2017, to be paid on January 10, 2018; and

•	a cash dividend of $0.46875 per share to holders of its Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of record as of January 15, 2018, to be paid on January 31, 2018. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from October 31, 2017 through January 30, 2018.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.2(i)	Second Amended and Restated Bylaws of Global Medical REIT Inc., effective as of December 14, 2017.
99.1	Press Release dated December 15, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Dated: December 15, 2017

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EXHIBIT INDEX

Exhibit No.	Description
3.2(i)	Second Amended and Restated Bylaws of Global Medical REIT Inc., effective as of December 14, 2017.
99.1	Press Release dated December 15, 2017.

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